SourcingLink®

Exhibit 99.1

PRESS RELEASE

INVESTOR RELATIONS CONTACT

Gary Davidson

Chief Financial Officer

858.385.8900, Ext. 301

Fax: 858.385.8997

Email: investor@sourcinglink.net

FOR IMMEDIATE RELEASE:

SOURCINGLINK SIGNS AGREEMENT FOR $500,000

EQUITY FINANCING

SAN DIEGO, CA, JULY 11, 2003,—SourcingLink.net, Inc. (OTC BB: SNET.OB), a provider of business-to-business merchandise eSourcing, today announced that it has signed an agreement with a select group of institutional investors providing for the private placement of approximately 3.3 million shares of common stock and seven-year warrants to purchase an additional 366,667 shares of common stock at an exercise price of $0.15 per share, in exchange for an aggregate of $500,000 in cash plus the surrender of previously-issued warrants to purchase 366,667 shares of common stock held by such investors. The new warrants will be subject to a call right in favor of SourcingLink for a period ending on June 30, 2004. Such call right, when exercised, would require the warrantholders to exercise the warrants for the number of shares of common stock specified by SourcingLink. The purpose of this financing is to raise additional funds to expand the Company’s sales and marketing activities and provide additional working capital for the Company.

“We are very pleased to have secured this financing. This new investment will allow us to further strengthen our cash position and we believe will enable us to more aggressively pursue our key corporate strategies, including the expansion of our sales channels,” said Chairman and CEO, Marcel van Heesewijk.

SourcingLink anticipates that the closing of the financing will occur within approximately the next two weeks. The shares and the warrants have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent an effective registration statement under the Act covering such shares or warrants or a valid exemption from the registration requirements of the Act. SourcingLink has offered and is selling the shares and warrants without the use of a placement agent.

SourcingLink 16855 West Bernardo Dr., Suite 260 San Diego, CA 92127 – USA Tel: 858.385.8900 or 800.717.4565	Fax: 858.385.8997 marketing@sourcinglink.net www.sourcinglink.net

About SourcingLink:

SourcingLink (www.SourcingLink.net) is a provider of business-to-business merchandise sourcing solutions for the retail industry, providing strategic services and hosted solutions that enable retail buyers and their suppliers from around the world to market, source and negotiate with speed and improved margin.

SourcingLink and MySourcingCenter are registered trademarks of SourcingLink.net, Inc.

Any statements in this announcement about future events or outcomes are preliminary and based on partial information and assumptions, and actual results may differ materially, depending on a number of risks and uncertainties. The matters discussed in this announcement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: the timing of the closing of the equity financing, the successful deployment of new Web-based technologies and solutions, the development and growth of markets targeted by SourcingLink, the continued employment of key employees, the acceptance of electronic collaborative solutions, services and exchanges by retailers and suppliers, the successful and timely marketing and sales of the Company’s services and solutions with retailers, suppliers and exchanges, the continuation of agreements with significant business partners, subsequent competition and the impact of supply chain exchanges, general economic conditions in the U.S. and abroad, and other risks detailed from time to time in the Company’s public disclosure filings with the Securities and Exchange Commission. Copies of the most recent forms 10-KSB and 10-QSB of SourcingLink are available upon request from its corporate office. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. SourcingLink expressly disclaims any obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or otherwise to revise or update any oral or written forward-looking statement that may be made from time to time by or on behalf of the Company.

SourcingLink 16855 West Bernardo Dr., Suite 260 San Diego, CA 92127 – USA Tel: 858.385.8900 or 800.717.4565	Fax: 858.385.8997 marketing@sourcinglink.net www.sourcinglink.net